NEKTAR
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News Release

Necktar Therapeutics          150 Industrial Road                 San Carlos, CA
650-631-3100 Phone              650-631-3150 Fax                  www.nektar.com
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          Nektar Therapeutics Appoints Lutz Lingnau as New Board Member

San Carlos, Calif., August 29, 2007 --- Nektar Therapeutics (Nasdaq: NKTR) announced today that Mr. Lutz Lingnau has been appointed to serve on its board of directors. Lingnau is a highly-respected pharmaceutical industry leader with over 35 years of experience in corporate management, product development and marketing.

"Lutz Lingnau brings to Nektar extensive pharmaceutical development and commercialization experience at an important point in the company's evolution," said Howard W. Robin, President and CEO of Nektar. "As we continue to drive our proprietary programs through the clinic, it is imperative that we leverage the strategic guidance of leaders like Lutz who have a proven track record of bringing successful therapeutics to market."

Most recently, Lingnau was a member of the Executive Board at Schering AG and Vice Chairman, President and CEO of Schering Berlin, Inc. While at Schering AG, he was responsible for the worldwide specialized therapeutics business and also held a number of other executive positions including Head of Worldwide Sales and Marketing in the Pharmaceutical Division, and Chairman and President of Berlex Laboratories, Inc.


"Nektar's innovative development of therapeutics using its proprietary PEGylation and pulmonary technologies is among the most important areas in biopharmaceutical drug development," Lingnau said. "I look forward to working with Howard and his executive team as they move Nektar's clinical pipeline forward and advance the company's strategic business objectives."

Lingnau is also currently a member of the Supervisory Board of LANXESS AG, Germany and Chairman of the Board of Directors of Micropharma Ltd., Montreal. He was formerly a member of the Board of Directors of Sirna Therapeutics, which was acquired by Merck & Co., Inc. in December 2006.


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About Nektar

Nektar Therapeutics is a biopharmaceutical company with a mission to develop and enable differentiated therapeutics with its industry-leading pulmonary and PEGylation technology platforms. Nektar pulmonary and PEGylation technology, expertise, manufacturing capabilities and know-how have enabled nine approved products for partners, which include the world's leading pharmaceutical and biotechnology companies. Nektar also develops its own products by applying its pulmonary and PEGylation technology platforms to existing medicines with the objective to enhance performance, such as improving efficacy, safety and compliance.

This press release contains forward-looking statements that reflect the company's current views as to its management team, board of directors, revenue potential, product pipeline potential and business prospects. These forward-looking statements involve risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of certain of its partners are in the early phases of clinical development and the risk of failure is high and can occur at any stage prior to regulatory approval, (ii) the company's or its partner's ability to obtain regulatory approval for product candidates, (iii) the success of the company's partners in sales and marketing efforts to generate from approved products and future products (if any), and
(iv) the company's patent applications for its technology platforms and proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future. Important risks and uncertainties are detailed in the company's reports and other filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Actual results could differ materially from the forward-looking statements contained in this press release. The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Tim Warner (650) 283-4915 or twarner@nektar.com (investors)

Stephan Herrera (415) 488-7699 or sherrera@nektar.com (investors)

Jennifer Ruddock (650) 631-4954 or jruddock@nektar.com (media)



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